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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 21, 1998

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                  (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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Item 5.   Other Events
-------   ------------

       Occidental Petroleum Corporation reported on October 21, 1998, net income of $38 million ($.10 per share) for the third quarter of 1998, compared with net income of $157 million ($.40 per share) for the third quarter of 1997. Earnings before special items were $3 million for the third quarter of 1998, compared with $184 million for the same period in 1997. Sales were $1.7 billion for the third quarter of 1998, compared with $2.0 billion for the third quarter of 1997.

       Oil and gas divisional earnings before special items were $61 million for the third quarter of 1998, compared with $144 million for the third quarter of 1997. Results for the third quarter of 1998 were $156 million after including gains of $137 million primarily related to the sale of the stock of Occidental Netherlands, Inc., a $30 million charge for the write-off of its investment in certain exploration projects and a $12 million charge for the recently announced reorganization. The decrease in earnings before special items primarily reflects the negative impact of lower worldwide crude oil prices, partially offset by increased crude oil production in the eastern hemisphere and United States. Additionally, the swap of Occidental's Malaysia and Philippines assets for Royal Dutch/Shell Group's Yemen and Colombia assets, completed in the third quarter, should result in an increase in oil production in the fourth quarter.

       Chemical divisional earnings for the third quarter of 1998 were $62 million, compared with $209 million for the third quarter of 1997. The decline in 1998 earnings resulted primarily from lower prices for chlorine, EDC, PVC and petrochemical products, partially offset by higher caustic soda prices and lower energy and raw material prices.

       For the first nine months of 1998, Occidental's net income totaled $401 million ($1.11 per share), compared with net income of $494 million ($1.29 per share) for the first nine months of 1997. The nine months earnings before special items were $139 million for 1998, compared with $449 million for 1997. Sales were $4.9 billion for the nine months of 1998, compared with $6.1 billion for the same period of 1997.


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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                                        Third Quarter                     Nine Months
                                             ------------------------        ------------------------
Periods Ended September 30                        1998           1997(b)          1998           1997(b)
=================================            =========      =========        =========      =========
DIVISIONAL NET SALES
   Oil and gas                               $   1,030      $     883        $   2,509      $   2,780
   Chemical                                        631          1,124            2,395          3,302
                                             ---------      ---------        ---------      ---------
                                             $   1,661      $   2,007        $   4,904      $   6,082
=================================            =========      =========        =========      =========

DIVISIONAL EARNINGS
   Oil and gas                               $     156      $     144        $     768      $     530
   Chemical                                         62            209              280            490
                                             ---------      ---------        ---------      ---------
                                                   218            353            1,048          1,020
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                          (106)          (100)            (336)          (302)
   Income taxes (a)                                (49)           (17)            (291)          (164)
   Other                                           (25)          (106)             (58)          (159)
                                             ---------      ---------        ---------      ---------

INCOME FROM CONTINUING OPERATIONS                   38            130              363            395
Discontinued operations, net                         -             27               38             99
                                             ---------      ---------        ---------      ---------

NET INCOME                                          38            157              401            494

Preferred dividends                                 (4)           (21)             (13)           (67)
                                             ---------      ---------        ---------      ---------

EARNINGS APPLICABLE TO COMMON STOCK          $      34      $     136        $     388      $     427
                                             =========      =========        =========      =========

BASIC EARNINGS PER COMMON SHARE (c)
   Income from continuing operations         $     .10      $     .32        $    1.00      $     .99
   Discontinued operations, net                      -            .08              .11            .30
                                             ---------      ---------        ---------      ---------
BASIC EARNINGS PER COMMON SHARE              $     .10      $     .40        $    1.11      $    1.29
                                             =========      =========        =========      =========

DILUTED EARNINGS PER COMMON SHARE (c)
   Income from continuing operations         $     .10      $     .31        $     .99      $     .96
   Discontinued operations, net                      -            .07              .10            .27
                                             ---------      ---------        ---------      ---------
DILUTED EARNINGS PER COMMON SHARE            $     .10      $     .38        $    1.09      $    1.23
                                             =========      =========        =========      =========

AVERAGE COMMON SHARES OUTSTANDING (c)            350.0          335.6            351.2          331.8
=================================            =========      =========        =========      =========

(a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings are shown before U.S. tax effect, but have benefited from credits allocated by $2 million and $7 million at oil and gas and chemical, respectively, in the third quarter of 1998 and by $3 million and $7 million at oil and gas and chemical, respectively, in the third quarter of 1997.
(b) 1997 results have been restated to reflect the adoption of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" and to reflect MidCon as a discontinued operation.
(c) The 1998 earnings per share calculations include the effect of 17.1 million shares of preferred stock being converted into 38.6 million shares of common stock, primarily in the first quarter of 1998.

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
SUMMARY OF OPERATING STATISTICS

                                                          Third Quarter                   Nine Months
                                              -------------------------      ------------------------
Periods Ended September 30                          1998           1997           1998           1997
===================================           ==========      =========      =========      =========
NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                           69             57             75             58
   Natural gas liquids
     (thousands of barrels)                            9              7              8             10
   Natural gas
     (millions of cubic feet)                        603            587            603            603

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                           79            107             84            116

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                          164            108            146            103
   Natural gas
     (millions of cubic feet)                         54             96            105            111




CAPITAL EXPENDITURES (millions)               $      254      $     353      $     840      $   1,008
                                              ==========      =========      =========      =========


DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)           $      202      $     187      $     653      $     598
===================================           ==========      =========      =========      =========

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)



DATE:   October 22, 1998     S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)



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